EXHIBIT 10.5I

EIGHTH AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

This Eighth Amendment to Loan and Security Agreement is entered into as of July 15, 2010 (the “Amendment”) by and between SQUARE 1 BANK (“Bank”) and THE ACTIVE NETWORK, INC. (“Borrower”).

RECITALS

Borrower and Bank are parties to that certain Loan and Security Agreement dated as of October 30, 2008, as may be amended from time to time, including without limitation by that certain Waiver to Loan and Security Agreement dated as of June 22, 2009, by that certain Consent dated August 31, 2009, by that certain Consent and First Amendment to Loan and Security Agreement dated September 29, 2009, that certain Second Amendment to Loan and Security Agreement dated as of October 29, 2009, that certain Third Amendment to Loan and Security Agreement dated as of November 30, 2009, that certain Fourth Amendment to Loan and Security Agreement dated as of January 26, 2010, that certain Fifth Amendment and Waiver to Loan and Security Agreement dated March 31, 2010, that certain Sixth Amendment to Loan and Security Agreement dated as of April 21, 2010, that certain Consent Letter dated April 27, 2010, and that certain Seventh Amendment to Loan and Security Agreement dated as of May 27, 2010 (collectively, the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1. Section 2.3(a) of the Agreement is amended in its entirety to read as follows:

(a) Interest Rates.

(i) Advances. Except as set forth in Section 2.3(b), the Advances shall bear interest, on the outstanding daily balance thereof, at a variable annual rate equal to the greater of (i) 1% above the Prime Rate then in effect and (ii) 5.0%.

(ii) Equipment Advances. Except as set forth in Section 2.3(b), the Equipment Advances shall bear interest, on the outstanding daily balance thereof, at a variable annual rate equal to the greater of (i) 1% above the Prime Rate then in effect and (ii) 5.0%.

2. A new Section 6.11 is added to the Agreement to read as follows:

6.11 Pass-through Fees. Deposit the cash proceeds of at least seventy-five percent (75%) of US dollar Accounts (other than the portion of any Account that represents Pass-through Fees that Borrower owes from time to time to the event organizer, park and recreation department administrators, state administrators or league administrators) in account number 111329 at Bank and/or account numbers 412118781 and 4121826887 at Wells Fargo Bank (collectively, the “Collateral Accounts”); provided, however, Borrower shall be permitted to deposit no more than ten percent (10%) of US dollar accounts (other than the portion of any Account that represents Pass-through Fees that Borrower owes from time to time to the event organizer, park and recreation department administrators, state administrators or league administrators) in accounts other than the Collateral Accounts; provided the remaining fifteen percent (15%) of US dollar Accounts (other than the portion of any Account that represents Pass-through Fees that Borrower owes from time to time to the event organizer, park and recreation department administrators, state administrators or league administrators) shall be deposited into the Collateral Accounts within five (5) business days of receipt of such Accounts. Borrower shall not deposit the cash proceeds of any Account that represent Pass-through Fees that Borrower owes from time to time to the event organizer, park and recreation department administrators, state administrators or league administrators in the Collateral Accounts.

3. The defined term “Registration Fees Payable” is hereby deleted in its entirety in Exhibit A of the Agreement.

4. The following defined term is hereby added to Exhibit A of the Agreement as follows:

“Pass-through Fees” means the fees paid or to be paid to Borrower by registrants for events, licenses, or other services for which Borrower provides registration, licensing, or other pass-through services.

5. The following defined terms in Exhibit A of the Agreement are amended to read as follows:

“Ancillary Services Sublimit” means a sublimit for Ancillary Services under the Revolving Line not to exceed $7,000,000, provided, upon the receipt of (i) a 2009 CPA audit, (ii) a Collateral audit, the results of which are acceptable to Bank in its sole discretion, and (iii) an affirmation of subordination agreement with Pinnacle National Bank, “Ancillary Services Sublimit” means a sublimit for Ancillary Services under the Revolving Line not to exceed $12,000,000 less any outstanding Equipment Advances.

“Revolving Line” means a Credit Extension of up to $7,000,000 (inclusive of any amounts outstanding under the Ancillary Services Sublimit) provided, upon the receipt of (i) a 2009 CPA audit, (ii) a Collateral audit, the results of which are acceptable to Bank in its sole discretion, and (iii) an affirmation of subordination agreement with Pinnacle National Bank, “Revolving Line” means a Credit Extension of up to $12,000,000 (inclusive of any amounts outstanding under the Ancillary Services Sublimit) less any outstanding Equipment Advances.

“Revolving Maturity Date” means July 15, 2011.

6. A new clause “o” is added to the defined term “Eligible Accounts” in Exhibit A of the Agreement to read as follows:

(o) that portion of any Account that represents Pass-through Fees that Borrower owes from time to time to the event organizer, park and recreation department administrators, state administrators or league administrators.

7. Exhibit B attached to the Agreement is hereby replaced with Exhibit B attached hereto.

8. Exhibit D attached to the Agreement is hereby replaced with Exhibit D attached hereto.

9. Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all agreements entered into in connection with the Agreement, in each case, as amended hereby.

10. Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment, other than (i) to the extent such representations and warranties expressly relate to an earlier date, which representations and warranties are true and correct as of such date; and (ii) for those changes to the representations and warranties resulting from events, occurrences or circumstances pertaining to the Borrower’s business and permitted under the Agreement and other Loan Documents.

11. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

12. As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a) this Amendment, duly executed by Borrower;

(b) corporate resolutions for Borrower;

(c) an affirmation of guaranty (Automated License Systems, Inc.);

(d) an unconditional guaranty (ReserveAmerica, Inc.);

(e) UCC Financing Statement (ReserveAmerica, Inc.);

(f) resolutions to guaranty (ReserveAmerica, Inc.);

(g) an affirmation and amendment of subordination agreement (Escalate Capital I, L.P. and Gold Hill Venture Lending 03, LP);

(h) original stock certificates representing shares of Reserve America Holdings, ULC held by Borrower and assignments separate from certificate with respect to shares of Reserve America Holdings, ULC held by Borrower;

(i) an amendment fee of $20,000 and an amount equal to all reasonable Bank Expenses incurred through the date of this Amendment; and

(j) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

THE ACTIVE NETWORK, INC.

By:	/s/ Scott Mendel
Title:	CFO

SQUARE 1 BANK

By:	/s/ Peter Drees
Title:	Senior Vice President

DEBTOR: THE ACTIVE NETWORK, INC.

SECURED PARTY: SQUARE 1 BANK

EXHIBIT B

COLLATERAL DESCRIPTION ATTACHMENT TO LOAN AND SECURITY AGREEMENT

All personal property of Borrower (herein referred to as “Borrower” or “Debtor”) whether presently existing or hereafter created or acquired, and wherever located, including, but not limited to:

(i) all accounts (including health-care-insurance receivables), chattel paper (including tangible and electronic chattel paper), deposit accounts, documents (including negotiable documents), equipment (including all accessions and additions thereto), financial assets, general intangibles (including patents, trademarks, copyrights, goodwill, payment intangibles and software), goods (including fixtures), instruments (including promissory notes), inventory (including all goods held for sale or lease or to be furnished under a contract of service, and including returns and repossessions), investment property (including securities and securities entitlements), letter of credit rights, money, and all of Debtor’s books and records with respect to any of the foregoing, and the computers and equipment containing said books and records;

(b) any and all cash proceeds and/or noncash proceeds of any of the foregoing, including, without limitation, insurance proceeds, and all supporting obligations and the security therefor or for any right to payment. All terms above have the meanings given to them in the California Uniform Commercial Code, as amended or supplemented from time to time, including revised Division 9 of the Uniform Commercial Code-Secured Transactions.

Notwithstanding the foregoing, the Collateral shall not include (i) any of the intellectual property, in any medium, of any kind or nature whatsoever, now or hereafter owned or acquired or received by Borrower, or in which Borrower now holds or hereafter acquires or receives any right or interest (collectively, the “Intellectual Property”); provided, however, that the Collateral shall include all accounts and general intangibles that consist of rights to payment and proceeds from the sale, licensing or disposition of all or any part, or rights in, the foregoing (the “Rights to Payment”); or (ii) any of the deposit accounts or cash therein listed on Attachment 1 attached hereto.

Notwithstanding the foregoing, if a judicial authority (including a U.S. Bankruptcy Court) holds that a security interest in the underlying Intellectual Property is necessary to have a security interest in the Rights to Payment, then the Collateral shall automatically, and effective as of October 30, 2008, include the Intellectual Property to the extent and only to the extent necessary to permit perfection of Bank’s security interest in the Rights to Payment, and further provided, however, that Bank’s enforcement rights with respect to any security interest in the Intellectual Property shall be absolutely limited to the Rights to Payment only, and Bank shall have no recourse whatsoever with respect to the underlying Intellectual Property.

EXHIBIT D

BORROWING BASE CERTIFICATE

1      borrowing base certificate

              Borrower | Active Network, Inc.                     Commitment Amount |

Accounts Receivable
1.	Accounts Receivable Book Value as of date | 07/31/2010			$

2.	Additions (please explain on reverse)			$

3.	TOTAL ACCOUNTS RECEIVABLE			$

Accounts Receivable Deductions (without duplication)
4.	Amounts over 90 days	$

5.	Credit balances over 90 days	$

6.	Balance of 25% over 90 days	$

7.	Concentration limits	$

8.	Foreign Accounts	$

9.	Government Accounts (except Assigned Government Contracts)	$

10.	Contra Accounts	$

11.	Demo Accounts	$

12.	Intercompany/Employee Accounts	$

13.	Advance Billings	$

14.	Progress Billings	$

15.	Other (please explain below)	$

16.	Total Accounts Receivable Deductions				$—

17.	Eligible Accounts (#3 Minus #16)	$

18.	Loan Value of Accounts Receivable (80 % of #17)			$

Balances
19.	Maximum Loan Amount		$—

20.	Total Funds Available (the lesser of #18 or #19)				$—

21.	Present balance outstanding on Line of Credit				$—

22.	Outstandings under Sublimits (Letters of Credit)				$—

23.	Reserve Position (#20 minus #21 and #22)				$—

The undersigned represents and warrants that the foregoing is true, complete and correct, and that the information reflected in this Borrowing Base Certificate complies with the representations and warranties set forth in the Loan & Security Agreement between the undersigned and Square 1 Bank.

                    Comments

X	bank	Square 1 Bank
authorized signature	address	ATTN: Portfolio Analysis Dept.
406 Blackwell St. Suite 240
name | Mike Skelly		Durham, NC 27701
	web link	www.square1bank.com
	phone	919-314-3040
title | CFO	fax	919-314-3090
	email	reportsed@square1bank.com

                    For Bank Use Only

received by |	date |	reviewed by |	date |

Square 1 Bank Confidential	New Borrower’s Kit v 1.1